Exhibit 99.1

i2 Reports First Quarter 2007 Results

Company achieves $0.13 in GAAP diluted earnings per share versus $0.04 in the first quarter of 2006

DALLAS – May 1, 2007 – i2 Technologies, Inc. (NASDAQ: ITWO) today announced results for the first quarter 2007.

A summary of first quarter results:

•	Total revenue was $65.6 million, including contract revenue of $2.5 million

•	Total costs and expenses were $60.1 million

•	Net income applicable to common stockholders was $3.5 million

•	Diluted earnings per share (GAAP) were $0.13

•	Non-GAAP diluted earnings per share were $0.16 (excluding stock option expense and contract revenue)

•	Cash used in operations was negative $6.6 million

•	Total bookings of $61.5 million, including $7.7 million in software solutions bookings

“Our earnings and cash used in operations for the first quarter were generally in line with our internal expectations,” stated i2 Chief Executive Officer Michael McGrath. “While we were disappointed with our software solutions and maintenance revenue as well as our software solutions bookings in the quarter, we were pleased with the strong growth we achieved in our services business this quarter as compared to the first quarter of 2006. This growth highlights our continuing transition to a solutions-oriented provider.

“Interest in our new-generation solutions continues to build and we are looking forward to showcasing customer successes, as well as hosting discussions and demonstrations that display the benefits of our new-generation solutions, at i2 Planet later this week,” concluded McGrath.

First Quarter Results

Revenue Detail

Total revenue for the first quarter was $65.6 million as compared to $64.0 million in the first quarter of 2006. Total revenue included contract revenue of $2.5 million and $33,000 in the first quarters of 2007 and 2006, respectively. Excluding the impact of contract revenue, operating revenue was $63.1 million as compared to $64.0 million in the first quarter of 2006, a decline of one percent period-to-period.

i2 had total first quarter software solutions revenue, which includes core license revenue, recurring license revenue as well as fees received to develop the licensed functionality, of $13.4 million. This compares to $16.9 million of software solutions revenue in the first quarter of 2006, a decline of 21 percent period-to-period.

Services revenue in the first quarter was $28.7 million, an increase of 20 percent from the $23.9 million of services revenue in the first quarter of 2006. Services revenue includes fees received from arrangements to customize or enhance previously purchased licensed software. Services revenue also includes reimbursable expenses.

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i2 Reports First Quarter 2007 Results

First quarter maintenance revenue was $21.0 million, a decrease of 9 percent from $23.2 million in the comparable prior year quarter.

Costs and Expenses

Total costs and expenses for the first quarter of 2007 were $60.1 million, a slight decrease compared to $60.4 million in the first quarter of 2006. Total costs and expenses in the first quarter of 2007 included $4.2 million in stock-based compensation expense, which includes $3.2 million in expense related to stock options and $1.0 million in expense related to restricted stock units.

Net Income

The company reported first quarter 2007 net income applicable to common stockholders of $3.5 million or $0.13 per diluted share. This compares to $1.2 million or $0.04 per diluted share in net income applicable to common stockholders in the first quarter of 2006.

Non-GAAP Earnings Per Share

The company provides non-GAAP financial measures to assist stockholders with the analysis of financial and business trends related to the company’s operations. These calculations are not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies.

A full reconciliation of GAAP to non-GAAP financial measures can be found in Schedule A included with this release.

Non-GAAP diluted earnings per share applicable to common stockholders in the first quarter of 2007 were $0.16, compared to $0.21 per diluted share in the comparable period last year on a non-GAAP basis. Non-GAAP diluted earnings per share excludes stock option expense and contract revenue.

Contract revenue is the result of the recognition of certain revenue carried on i2’s balance sheet as a portion of deferred revenue and is a result of the company’s 2003 financial restatement. The company recognized $2.5 million of contract revenue during the first quarter of 2007 and as of March 31, 2007 the deferred contract revenue balance was zero.

Other Financial Information

On March 31, 2007, i2’s total cash (including restricted cash) was $108.5 million. Total debt at the end of the first quarter was $86.3 million, which represents the face value of the company’s 5 percent senior convertible notes.

The company experienced negative cash flow from operations of $6.6 million in the first quarter of 2007. Included in the first quarter operating cash outflows were $12 million for the cash payment of employee bonuses earned in 2006, $5 million in non-operating and other non-recurring legal fees accrued in 2006 and other pre-paid expenses.

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i2 Reports First Quarter 2007 Results

CEO Succession Planning

The board of directors also announced that it has initiated a search to replace CEO and President Michael McGrath, who is expected to retire from i2 by the end of 2007 when his contract expires. McGrath was appointed CEO on February 28, 2005 and led i2 through a critical transition by stabilizing the company, improving its management foundation, and igniting growth to set the stage for the future.

“We have accomplished many strategic initiatives since I joined i2 more than two years ago, and as a result we are a much stronger company with exciting growth opportunities for our new-generation solutions,” said McGrath. “I have stayed in the position a little longer than originally planned because I enjoyed working with a terrific group of i2ers and our passionate customers. I remain committed to i2 until the board of directors completes its search and my successor begins.”

Earnings Conference Call and Webcast Information

The i2 management team will host a live conference call with investors today, May 1 at 10 a.m. EDT to discuss the first quarter 2007 financial results. Investors and other interested parties may access the call and accompanying slide presentation via webcast through the company’s Web site at http://www.i2.com/investor.

An audio replay of the conference call will be available for approximately 24 hours following the call. To access the replay, dial (800) 475-6701 (USA) or (320) 365-3844 (International) and enter access code 870713. The webcast will also be archived via the company’s Web site at http://www.i2.com/investor.

i2 Planet 2007

In addition, i2 announced that it would host a meeting for investors and analysts later this week at i2 Planet 2007. The meeting is scheduled from 2-4 p.m. EDT on Thursday, May 3 at the JW Marriott Grande Lakes in Orlando, Fla. The meeting will be open to the public via webcast and available on the company’s web site at http://www.i2.com/investor.

About i2

i2 helps business leaders make better supply chain decisions. i2’s flexible new-generation solutions are designed to synchronize demand and supply across ever-changing global business networks. i2’s innovative supply chain management tools and services are pervasive in a wide cross-section of industries; 20 of the AMR Research Top 25 Global Supply Chains belong to i2 customers. Learn more at www.i2.com.

i2 is a registered trademark of i2 Technologies US, Inc. and i2 Technologies, Inc.

i2 Cautionary Language

This press release contains forward-looking statements that involve risks and uncertainties, including forward-looking statements regarding i2’s full-year financial outlook. These forward-looking statements are based on current expectations for bookings, cash collections, revenue and expense, and involve risks and uncertainties that may cause actual results to differ from those projected. For a discussion of factors which could impact i2’s financial results and cause actual results to differ materially from those in forward-looking statements, please refer to i2’s recent filings with the SEC, particularly the Annual Report on Form 10-K filed March 30, 2007. i2 expressly disclaims any current intention to update the forward-looking information contained in this news release.

For More Information Contact:
Tom Ward	Beth Elkin
i2 Investor Relations	i2 Corporate Communications
469-357-3854	469-357-4225
tom_ward@i2.com	beth_elkin@i2.com

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(Unaudited)

	March 31, 2007	December 31, 2006

ASSETS
Current assets:
Cash and cash equivalents	$102,710	$109,419
Restricted cash	5,783	4,626
Accounts receivable, net	25,491	25,677
Other current assets	10,749	9,231

Total current assets	144,733	148,953

Premises and equipment, net	9,824	10,691
Goodwill	14,760	14,760
Non-current deferred tax asset	8,592	8,060
Other non-current assets	7,327	7,605

Total assets	$185,236	$190,069

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$6,656	$11,283
Accrued liabilities	20,329	22,245
Accrued compensation and related expenses	14,884	24,010
Deferred revenue	70,468	74,047
Deferred taxes	111	—

Total current liabilities	112,448	131,585

Total long-term debt, net	83,980	83,822
Taxes payable	4,283	—

Total liabilities	200,711	215,407

Commitments and contingencies

Stockholders’ deficit:
Preferred Stock, $0.001 par value, 5,000 shares authorized, none issued and outstanding	—	—
Series A junior participating preferred stock, $0.001 par value, 2,000 shares authorized, none issued and outstanding	—	—
Series B 2.5% convertible preferred stock, $1,000 par value, 150 shares authorized, 105 issued and outstanding at March 31, 2007 and December 31, 2006	101,794	101,686
Common stock, $0.00025 par value, 2,000,000 shares authorized, 21,111 and 21,005 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	5	5
Warrants for common stock	3,125	3,125
Additional paid-in capital	10,444,646	10,439,136
Accumulated other comprehensive income	3,123	2,398
Accumulated deficit	(10,568,168)	(10,571,688)

Net stockholders’ deficit	(15,475)	(25,338)

Total liabilities and stockholders’ deficit	$185,236	$190,069

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2007	2006
Revenues:
Software solutions	$13,433	$16,922
Services	28,695	23,874
Maintenance	21,009	23,214
Contract	2,450	33

Total revenues	65,587	64,043

Costs and expenses:
Cost of revenues:
Software solutions	2,474	3,403
Services and maintenance	26,780	23,471
Amortization of acquired technology	6	—
Sales and marketing	11,698	11,096
Research and development	8,805	8,947
General and administrative	10,378	13,538
Amortization of intangibles	3	—
Restructuring charges and adjustments	(25)	(50)

Total costs and expenses	60,119	60,405

Operating income	5,468	3,638

Non-operating (expense) income, net:
Interest income	1,346	1,046
Interest expense	(1,240)	(1,540)
Realized gains on investments, net	—	586
Foreign currency hedge and transaction losses, net	(117)	(216)
Other (expense) income, net	(321)	281

Total non-operating (expense) income, net	(332)	157

Income before income taxes	5,136	3,795
Income tax expense	859	2,014

Net income	$4,277	$1,781

Preferred stock dividend and accretion of discount	757	629

Net income applicable to common stockholders	$3,520	$1,152

Net income per common share applicable to common stockholders:

Basic	$0.14	$0.05
Diluted	$0.13	$0.04

Weighted-average common shares outstanding:
Basic	25,610	25,195
Diluted	26,954	25,653

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2007	2006
Cash flows used in operating activities:
Net income	$4,277	$1,781
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	1,585	1,814
Stock based compensation	4,179	4,399
Gain on sale of securities	—	(501)
Loss (gain) on disposal of equipment	151	(29)
Provision (credit) for bad debts charged to costs and expenses	24	(34)
Deferred income taxes	(107)	905
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable, net	214	3,254
Other assets	(1,146)	625
Accounts payable	(427)	(1,181)
Accrued liabilities	(2,506)	(4,049)
Accrued compensation and related expenses	(9,190)	(8,916)
Deferred revenue	(3,607)	(6,042)

Net cash used in operating activities	(6,553)	(7,974)

Cash flows used in investing activities:
Restrictions placed on cash	(1,157)	(1,130)
Purchases of premises and equipment	(442)	(578)
Proceeds from sale of premises and equipment	11	141
Proceeds from sale of securities	—	501
Business acquisition	—	(569)

Net cash used in investing activities	(1,588)	(1,635)

Cash flows provided by financing activities:
Repurchase of debt	—	(1,140)
Proceeds from sale of convertible debt	—	7,500
Payment of debt issuance costs	—	(493)
Net proceeds from common stock issuance from options and employee stock purchase plans	1,330	6

Net cash provided by financing activities	1,330	5,873

Effect of exchange rates on cash	102	81

Net change in cash and cash equivalents	(6,709)	(3,655)
Cash and cash equivalents at beginning of period	109,419	112,882

Cash and cash equivalents at end of period	$102,710	$109,227

Supplemental cash flow information
Income taxes paid (net of refunds received)	$673	$1,769
Schedule of non-cash financing activities
Preferred stock dividend and accretion of discount	$757	$629

SCHEDULE A TO PRESS RELEASE

i2 TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

($ in thousands, except per share data)

(Unaudited)

Revenue
	1Q 2007	1Q 2006
GAAP revenue	$65,587	$64,043
Less: contract revenue	2,450	33

Operating Revenue	$63,137	$64,010

Diluted earnings per share applicable to common stockholders *
	1Q 2007	1Q 2006
GAAP diluted earnings per share applicable to common stockholders	$0.13	$0.04

Add: stock option expense	$0.12	$0.17
Less: contract revenue	$0.09	$0.00

Non-GAAP diluted earnings per share applicable to common stockholders	$0.16	$0.21

*	Non-GAAP EPS amounts may vary from GAAP EPS amounts and adjustments due to rounding

SCHEDULE B TO PRESS RELEASE

i2 TECHNOLOGIES, INC.

KEY PERFORMANCE INDICATORS

(Unaudited)

	1Q 06	2Q 06	3Q 06	4Q 06	1Q 07
Software solutions bookings ($ in millions) (1)	$9.4	$14.9	$7.9	$17.4	$7.7
Platform technology bookings ($ in millions)	$—	$10.5	$—	$—	$—
Services and maintenance bookings ($ in millions)	$52.2	$50.1	$48.5	$46.5	$53.9

Total bookings ($ in millions) (2)	$61.6	$75.4	$56.4	$63.9	$61.5

Total revenue recognized by region
Greater APAC	21%	22%	17%	21%	15%
EMEA	19%	18%	19%	19%	25%
Americas	60%	60%	64%	60%	60%

Total revenue	100%	100%	100%	100%	100%

Number of software solutions transactions > $500K	3	9	2	5	6
Average amount booked ($ in thousands) (3)	$322	$652	$292	$496	$192

Quarter end balances:
Deferred revenue—contract ($ in millions)	$7.6	$7.5	$7.5	$3.2	$—
Deferred revenue—other ($ in millions)	$86.1	$96.0	$81.6	$70.8	$70.5

Total deferred revenue ($ in millions)	$93.7	$103.5	$89.1	$74.0	$70.5

Days sales outstanding	32	32	34	31	38

Total headcount	1,259	1,277	1,315	1,343	1,351
Direct sales representatives (4)	42	44	47	49	50

1.	Software solutions bookings includes bookings for recurring transactions.
2.	Total bookings represents potential future revenue that was sold each quarter, including platform technology bookings
3.	Average amount excludes recurring bookings less than $10K
4.	Represents individuals with specific sales quotas